Exhibit C

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that this Statement on Schedule 13D (as amended)(this “Statement”), is being jointly filed, and all amendments thereto will be jointly filed, by Investments AKA, LLC, as the main and designated filer, on behalf of each of the persons and entities named below that is named as a reporting person in such filing. Each of the undersigned is responsible for the timely filing of this Statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 9th day of April, 2026.

INVESTMENTS AKA, LLC

/s/ Andre K. Agassi

Andre K. Agassi

Its: MEMBER

AGASSI VENTURES, LLC

/s/ Andre K. Agassi

Andre K. Agassi

Its: MEMBER

ANDRE AGASSI TRUST

/s/ Andre K. Agassi

Andre K. Agassi

Its: MEMBER

ASI GROUP LLC

/s/ Andre K. Agassi

Andre K. Agassi

Its: MEMBER

STEPHANIE GRAF

/s/ Stephanie Graf

Stephanie Graf

ANDRE K. AGASSI

/s/ Andre K. Agassi

Andre K. Agassi